                                                                    EXHIBIT 4.19

================================================================================


                           MONTPELIER RE HOLDINGS LTD.


                                       AND


                            [                      ],

                                  as Depositary


                                       AND


                         HOLDERS OF DEPOSITARY RECEIPTS


                                     FORM OF

                                DEPOSIT AGREEMENT


                          Dated as of [       ], 200__


================================================================================

                                TABLE OF CONTENTS

ARTICLE I          DEFINITIONS.................................................................................1

ARTICLE II         FORM OF RECEIPTS, DEPOSIT OF PREFERENCE SHARES, EXECUTION AND DELIVERY, TRANSFER,
                   SURRENDER, REDEMPTION AND CONVERSION OF RECEIPTS............................................2

   Section 2.01.   Form and Transfer of Receipts...............................................................2
   Section 2.02.   Deposit of Preference Shares; Execution and Delivery of Receipts in Respect Thereof.........3
   Section 2.03.   Redemption and Conversion of Preference Shares..............................................4
   Section 2.04.   Register of Transfer of Receipts............................................................6
   Section 2.05.   Combination and Split-ups of Receipts.......................................................7
   Section 2.06.   Surrender of Receipts and Withdrawal of Preference Shares...................................7
   Section 2.07.   Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and
                   Exchange of Receipts and Withdrawal or Deposit of Preference Shares.........................8
   Section 2.08.   Lost Receipts, etc..........................................................................8
   Section 2.09.   Cancellation and Destruction of Surrendered Receipts........................................8

ARTICLE III        CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY..................................9

   Section 3.01.   Filing Proofs, Certificates and Other Information...........................................9
   Section 3.02.   Payment of Taxes or Other Governmental Charges..............................................9
   Section 3.03.   Withholding.................................................................................9
   Section 3.04.   Representations and Warranties as to Ordinary Shares........................................9

ARTICLE IV         THE PREFERENCE SHARES, NOTICES.............................................................10

   Section 4.01.   Cash Distributions.........................................................................10
   Section 4.02.   Distributions Other Than Cash..............................................................10
   Section 4.03.   Subscription Rights, Preferences or Privileges.............................................10
   Section 4.04.   Notice of Dividends, Fixing of Record Date for Holders of Receipts.........................11
   Section 4.05.   Voting Rights..............................................................................12
   Section 4.06.   Changes Affecting Preference Shares and Reclassifications, Recapitalizations, etc..........12
   Section 4.07.   Reports....................................................................................12
   Section 4.08.   Lists of Receipt Holders...................................................................12

ARTICLE V          THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY.....................13

   Section 5.01.   Maintenance of Offices, Agencies, Transfer Books by the Depositary; the Registrar..........13
   Section 5.02.   Prevention or Delay in Performance by the Depositary, the Depositary's Agents, the
                   Registrar or the Company...................................................................13
   Section 5.03.   Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company......14

   Section 5.04.   Resignation and Removal of the Depositary, Appointment of Successor Depositary.............15
   Section 5.05.   Corporate Notices and Reports..............................................................16
   Section 5.06.   Deposit of Preference Shares by the Company................................................16
   Section 5.07.   Indemnification by the Company.............................................................16
   Section 5.08.   Fees, Charges and Expenses.................................................................16

ARTICLE VI         AMENDMENT AND TERMINATION..................................................................17

   Section 6.01.   Amendment..................................................................................17
   Section 6.02.   Termination................................................................................17

ARTICLE VII        MISCELLANEOUS..............................................................................18

   Section 7.01.   Counterparts...............................................................................18
   Section 7.02.   Exclusive Benefits of Parties..............................................................18
   Section 7.03.   Invalidity of Provisions...................................................................18
   Section 7.04.   Notices....................................................................................18
   Section 7.05.   Depositary's Agents........................................................................19
   Section 7.06.   Holders of Receipts Are Parties............................................................19
   Section 7.07.   Governing Law..............................................................................19
   Section 7.08.   Headings...................................................................................19

                                DEPOSIT AGREEMENT

        DEPOSIT AGREEMENT, dated as of [       ],200__, among Montpelier Re
Holdings Ltd., a company incorporated and organized under the laws of Bermuda
(the "Company"),         [       ], a [          ], as Depositary (the
"Depositary"), and all holders from time to time of Receipts issued hereunder.

                              W I T N E S S E T H:

        WHEREAS, the Company desires to provide as hereinafter set forth in this Deposit Agreement, for the deposit of Preference Shares (as hereinafter defined) with the Depositary (as hereinafter defined), as agent for the beneficial owners of the Preference Shares, for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares (as hereinafter defined) representing an interest in the Preference Shares so deposited;

        NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

        The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the
Receipts:

        "Certificate" shall mean the document evidencing the preferences and rights of a series of the Preference Shares adopted by the Board of Directors of the Company establishing a series of the Preference Shares as a series of preference shares of the Company.

        "Common Shares" shall mean the Company's Common Shares, par value 1/6 cent per share.

        "Corporate Office" shall mean the office of the Depositary in
[         ], [      ] at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at [ ].

        "Deposit Agreement" shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

        "Depositary Share" shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in Preference Shares granted to holders of Receipts pursuant to the terms and conditions of the Deposit Agreement. Each Depositary Share shall represent an interest in [insert fractional interest] of a share of Preference Shares deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Preference Shares and held under this Deposit Agreement. Subject to the terms of this Deposit Agreement, each record holder of a

Receipt evidencing a Depositary Share or Shares is entitled, proportionately, to all the rights, preferences and privileges of the Preference Shares represented by such Depositary Share or Shares, including the dividend, voting and liquidation rights contained in the applicable Certificate, and to the benefits of all obligations and duties of the Company in respect of the Preference Shares under the Memorandum of Association (including the applicable Certificate).

        "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.

        "Memorandum of Association" shall mean the Memorandum of Association, as amended and restated from time to time, of the Company.

        "New York Office" shall mean the facility maintained by the Depositary in the Borough of Manhattan, The City of New York for accepting, executing and delivering Receipts and other instruments prior to processing such instruments at the Corporate Office, which facility at the date of this Deposit Agreement is
located at [               ].

        "Preference Shares" shall mean shares of the Company's Preference
Shares, [       ] par value per share.

        "Receipt" shall mean one of the depositary receipts issued hereunder, whether in definitive or temporary form, evidencing one or more Depositary Shares.

        "Record holder" or "Holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by or on behalf of the Depositary for such purpose.

        "Registrar" shall mean any bank or trust company appointed to register ownership and transfers of Receipts as herein provided.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

                                   ARTICLE II

                 FORM OF RECEIPTS, DEPOSIT OF PREFERENCE SHARES,
                  EXECUTION AND DELIVERY, TRANSFER, SURRENDER,
                      REDEMPTION AND CONVERSION OF RECEIPTS

        Section 2.01. Form and Transfer of Receipts. Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with
Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office, the New York Office, or such other office as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge thereof. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preference Shares, as definitive Receipts.

        Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar (other than the Depositary) shall have countersigned the Receipts by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided. Receipts bearing the facsimile signature of anyone who was at any time a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts.

        Receipts may be issued in denominations of any number of whole Depositary Shares.

        Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Preference Shares or the Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Preference Shares or otherwise.

        Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

        Section 2.02. Deposit of Preference Shares; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company or any holder of Preference Shares may deposit such Preference Shares under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Preference Shares to be deposited, properly endorsed or accompanied, if required by the Depositary, by a properly executed instrument of transfer in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this

Deposit Agreement and (ii) a written order of the Company or such holder, as the case may be, directing the Depositary to execute and deliver to or upon the written order of the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Preference Shares.

        Upon receipt by the Depositary of a certificate or certificates for Preference Shares deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Preference Shares so deposited in the register of members of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares relating to the Preference Shares so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, the New York Office, or such other office, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

        The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

        Section 2.03. Redemption and Conversion of Preference Shares./1/ Whenever the Company shall elect to redeem or be required to convert shares of Preference Shares into shares of Common Shares in accordance with the applicable Certificate, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than 5 business days' prior notice of the proposed date of the mailing of a notice of redemption or conversion of Preference Shares and the simultaneous redemption or conversion of the Depositary Shares representing the Preference Shares to be redeemed or converted and of the number of such shares of Preference Shares held by the Depositary to be redeemed or converted. The Depositary shall, as directed by the Company in writing, mail, first class postage prepaid, notice of the redemption or conversion of Preference Shares and the proposed simultaneous redemption or conversion of the Depositary Shares representing the Preference Shares to be redeemed or converted, not less than 30 and not more than 60 days prior to the date fixed for redemption or conversion of such Preference Shares and Depositary Shares, to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed or converted, at the addresses of such holders as the same appear on the records of the Depositary; provided, that if the effectiveness of a Merger or Consolidation (as defined in the applicable Certificate) makes it impracticable to provide at least 30 days' notice, the Depositary shall provide such notice as soon as practicable prior to such effectiveness. Any such notice shall also be published in the same manner as notices of redemption or conversion of Preference Shares are required to be published pursuant to the applicable Certificate. Notwithstanding the foregoing, neither failure to mail or publish any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption or conversion. The Company shall provide the

----------
/1/     This section to be modified to discuss specific redemption or conversion terms of the Preference Shares, if any.

Depositary with such notice, and each such notice shall state: the redemption or conversion date; the number of Depositary Shares to be redeemed or converted; if fewer than all the Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; in the case of a call for redemption, the call price payable upon redemption; whether the Company is exercising any option in the applicable Certificate to deliver Common Shares in lieu of any cash consideration and the method used to calculate the number of such shares; the place or places where Receipts evidencing Depositary Shares to be redeemed or converted are to be surrendered for redemption or conversion; whether the Company is depositing with a bank or trust company on or before the redemption or conversion date, the Common Shares and cash, if any, payable by the Company and the proposed date of such deposit; the amount of accrued and unpaid dividends payable per share of Preference Shares to be redeemed or converted to and including such redemption or conversion date, as the case may be, and that dividends in respect of the Preference Shares represented by the Depositary Shares to be redeemed or converted will cease to accrue on such redemption or conversion date (unless the Company shall default in delivering Common Shares and cash, if any, at the time and place specified in such notice).

        On the date of any such redemption or conversion, the Preference Shares of the Depositary shall be automatically redeemed or converted and the Depositary shall surrender to the Company the certificate or certificates held by the Depositary evidencing the number of Preference Shares so redeemed or converted in the manner specified in the notice of redemption or conversion of Preference Shares provided by the Company pursuant to the applicable Certificate with an instrument of transfer for transfer of all the Common Shares to be issued in such redemption or conversion to the record holders of Receipts. The Depositary shall, thereafter, redeem or convert the number of Depositary Shares representing such redeemed or converted Preference Shares upon the surrender of Receipts evidencing such Depositary Shares in the manner provided in the notice sent to record holders of Receipts; provided, that the Depositary shall have received, upon surrendering such certificate or certificates as aforesaid, a sufficient number of Common Shares registered in the name of the holders of Receipts to convert or redeem such number of Depositary Shares (including, in the event that the Company elects pursuant to the applicable Certificate to exercise any option to deliver Common Shares in lieu of any cash consideration payable on the Effective Date (as defined in the applicable Certificate) of any Merger or Consolidation, a number of Common Shares equal to such cash consideration (as determined in the manner set forth in the applicable Certificate)), plus any accrued and unpaid dividends payable with respect thereto to and including the date of any such redemption or conversion and any other cash consideration payable on the Effective Date of a Merger or Consolidation (other than any dividends or other cash consideration payable on the Effective Date of a Merger or Consolidation that the Company has elected to pay in Common Shares pursuant to the applicable Certificate) as instructed and calculated by the Company. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by the Depositary by lot or on a pro rata basis.

        Notice having been mailed by the Depositary as aforesaid, from and after the redemption or conversion date (unless the Company shall have failed to redeem or convert the Preference Shares to be redeemed or converted by it upon the surrender of the certificate or certificates therefor by the Depositary as described in the preceding paragraph), the Depositary Shares called for redemption or subject to conversion shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the Common Shares and cash, if any, payable upon redemption or conversion upon surrender of such Receipts) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be exchanged for Common Shares at a rate equal to [insert fractional interest] of the number of Common Shares delivered, and the holders thereof shall be entitled to [insert fractional interest] of the cash, if any, payable, in respect of the shares of Preference Shares pursuant to the applicable Certificate. The foregoing shall be subject further to the terms and conditions of the applicable Certificate.

        If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the Common Shares and all accrued and unpaid dividends to and including the date fixed for redemption payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

        To the extent that Depositary Shares are exchanged for Common Shares and all of such Common Shares cannot be distributed to the record holders of Receipts converted or called for redemption without creating fractional interests in such shares, the Depositary may, with the consent of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such Common Shares at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution to such record holders that would otherwise receive fractional interests in such Common Shares.

        The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Preference Shares to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption, in whole or in part, or subject to conversion except as provided in the second preceding paragraph of this Section 2.03.

        Section 2.04. Register of Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof at the Corporate Office, the New York Office or such other office as the Depositary may designate for such purpose, by the record holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

        Section 2.05. Combination and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office, the New York Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

        Section 2.06. Surrender of Receipts and Withdrawal of Preference Shares./2/ Any holder of a Receipt or Receipts may withdraw any or all of the Preference Shares (but only in whole shares of Preference Shares) represented by the Depositary Shares evidenced by such Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office, the New York Office or at such other office as the Depositary may designate for such withdrawals. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the whole number of Preference Shares and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of whole Depositary Shares representing the whole number of Preference Shares to be withdrawn, the Depositary shall at the same time, in addition to such whole number of Preference Shares and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.04) upon his order, a new Receipt or Receipts evidencing such excess number of whole Depositary Shares. Delivery of the Preference Shares and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

        If the Preference Shares and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preference Shares, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Preference Shares be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank and that the signature on such instrument of transfer be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

        The Depositary shall deliver the Preference Shares and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal, without unreasonable delay, at the office at which such Receipts were surrendered, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the

----------
/2/     This Section to be modified to reflect any restrictions on withdrawal of underlying securities.

account of the holder thereof, such delivery may be made, without unreasonable delay, at such other place as may be designated by such holder.

        Section 2.07. Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange of Receipts and Withdrawal or Deposit of Preference Shares. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the delivery of any distribution thereon or the withdrawal or deposit of Preference Shares, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Preference Shares being deposited or withdrawn or with respect to the Common Shares or other securities or property of the Company being issued upon conversion or redemption); (ii) production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such reasonable regulations, if any, as the Depositary or the Company may establish not inconsistent with the provisions of this Deposit Agreement.

        The deposit of Preference Shares may be refused, the delivery of Receipts against Preference Shares or the registration of transfer, split-up, combination, surrender or exchange of outstanding Receipts and the withdrawal of deposited Preference Shares may be suspended (i) during any period when the register of members of the Company is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or (iii) with the approval of the Company, for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Preference Shares that are required to be registered under the Securities Act unless a registration statement under the Securities Act is in effect as to such Preference Shares.

        Section 2.08. Lost Receipts, etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser; provided, however, that the holder thereof provides the Depositary with (i) evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof, (ii) reasonable indemnification satisfactory to the Depositary or the payment of any charges incurred by the Depositary in obtaining insurance in lieu of such indemnification and (iii) payment of any expense (including fees, charges and expenses of the Depositary) in connection with such execution and delivery.

        Section 2.09. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

                                   ARTICLE III

                         CERTAIN OBLIGATIONS OF HOLDERS
                           OF RECEIPTS AND THE COMPANY

        Section 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Preference Shares for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the registration of transfer, redemption, conversion or exchange of any Receipt, the withdrawal of the Preference Shares represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

        Section 3.02. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to (i) any Receipt, (ii) the Depositary Shares evidenced by such Receipt, (iii) the Preference Shares (or fractional interest therein) or other property represented by such Depositary Shares, or (iv) any transaction referred to in Section 4.06, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder of such Receipt, who shall pay the amount thereof to the Depositary. Until such payment is made, registration of transfer of any Receipt or any split-up or combination thereof or any withdrawal of the Preference Shares or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld and any part or all of the Preference Shares or other property (including Common Shares received in connection with a conversion or redemption of Preference Shares) represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency.

        Section 3.03. Withholding. The Depositary shall act as the tax withholding agent for any payments, distributions and exchanges made with respect to the Depositary Shares and Receipts, and the Preference Shares, Common Shares or other securities or assets represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely (i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal (and other applicable) taxing authorities.

        Section 3.04. Representations and Warranties as to Common Shares. In the case of the initial deposit of the Preference Shares, the Company and, in the case of subsequent deposits thereof, each person so depositing Preference Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Preference Shares and each certificate therefor are valid and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of the Preference Shares and the issuance of Receipts therefor.

                                   ARTICLE IV

                         THE PREFERENCE SHARES, NOTICES

        Section 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Preference Shares, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required by law to withhold and does withhold from any cash dividend or other cash distribution in respect of the Preference Shares an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

        Section 4.02. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Preference Shares, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Company after consultation with the Depositary, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any tax withholding or securities law requirement), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company which approval shall not be unreasonably withheld, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.

        Section 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Preference Shares are registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines and instructs the Depositary that it is not lawful or feasible to make such rights, preferences or privileges available to some or all holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, in each case, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

        If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold such securities, the Company shall promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

        If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

        Section 4.04. Notice of Dividends, Fixing of Record Date for Holders of Receipts. Whenever (i) any cash dividend or other cash distribution shall become payable, or any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Preference Shares, or (ii) the Depositary shall receive notice of any meeting at which holders of Preference Shares are entitled to vote or of which holders of Preference Shares are entitled to notice or of the mandatory conversion of, or any election on the part of the Company to call for the redemption of, any shares of Preference Shares, the Company shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preference Shares) for the determination of the holders of Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such conversion or redemption. The Company shall advise the Depositary of all such record dates.

        Section 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of Preference Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, the Memorandum of Association (including the applicable Certificate), to instruct the Depositary as to the exercise of the voting rights pertaining to the Preference Shares represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the Preference Shares represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preference Shares or cause such Preference Shares to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Preference Shares represented by the Depositary Shares evidenced by such Receipt.

        Section 4.06. Changes Affecting Preference Shares and Reclassifications, Recapitalizations, etc. Upon any split-up, consolidation or any other reclassification of Preference Shares, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party (other than a Merger or Consolidation) or sale of all or substantially all of the Company's assets, the Depositary shall treat any shares of Preference Shares or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preference Shares as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Preference Shares. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.

        Section 4.07. Reports. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office, the New York Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are received by the Depositary as the holder of Preference Shares.

        Section 4.08. Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary. At the expense of the Company, the Company shall have the right to inspect transfer and registration records of the Depositary, any Depositary's Agent or the Registrar, take copies thereof and require the Depositary, any Depositary's Agent or the Registrar to supply copies of such portions of such records as the Company may request.

                                    ARTICLE V

                    THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                          THE REGISTRAR AND THE COMPANY

        Section 5.01. Maintenance of Offices, Agencies, Transfer Books by the Depositary; the Registrar. Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain (i) at the New York Office facilities for the execution and delivery, registration, registration of transfer, surrender and exchange, split-up, combination, redemption and conversion of Receipts and deposit and withdrawal of Preference Shares and
(ii) at the Corporate Office and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration, registration of transfer, surrender and exchange, split-up, combination, conversion and redemption of Receipts and deposit and withdrawal of Preference Shares, all in accordance with the provisions of this Deposit Agreement.

        The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares. The Depositary shall consult with the Company upon receipt of any request for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

        If the Receipts or the Depositary Shares evidenced thereby or the Preference Shares represented by such Depositary Shares shall be listed on one or more stock exchanges, the Depositary shall, with the approval of the Company, appoint a Registrar for registry of such Receipts or Depositary Shares in accordance with the requirements of such exchange or exchanges. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange or exchanges) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. In addition, if the Receipts, such Depositary Shares or such Preference Shares are listed on one or more stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange, split-up, combination, redemption or conversion of such Receipts, such Depositary Shares or such Preference Shares as may be required by law or applicable stock exchange regulations.

        Section 5.02. Prevention or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Registrar or any Depositary's Agent, by reason of any provision, present or future, of the Memorandum of Association (including the applicable Certificate) or, in the case of the Company, the Depositary, the Registrar or any Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, the Registrar or the Company incur any liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in the case of the Depositary, any Depositary's Agent or the Registrar, if any such exercise or failure to exercise discretion is caused by its negligence or bad faith.

        Section 5.03. Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. The Company assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to holders or other persons, except to perform in good faith such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement. Each of the Depositary, the Depositary's Agents and the Registrar assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence or bad faith.

        Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Preference Shares, Depositary Shares, Receipts or Common Shares that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

        Neither the Depositary nor any Depositary's Agent nor the Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Preference Shares for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent, the Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        The Depositary, the Registrar and any Depositary's Agent may own and deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

        It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the Preference Shares, the Depositary Shares, the Receipts or the Common Shares issued upon conversion or redemption of the Preference Shares under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the Preference Shares; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

        Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the Registration Statement pursuant to which the Depositary Shares are registered under the Securities Act, the Preference Shares, the Depositary Shares or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

        The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Preference Shares at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares except that the Depositary hereby represents and warrants as follows: (i) the Depositary has been duly organized and is validly existing and in good standing under the laws of the State of New York, with full power, authority and legal right under such law to execute, deliver and carry out the terms of this Deposit Agreement; (ii) this Deposit Agreement has been duly authorized, executed and delivered by the Depositary; and (iii) this Deposit Agreement constitutes a valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

        Section 5.04. Resignation and Removal of the Depositary, Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice via registered mail of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

        The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

        In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within sixty (60) days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in sixty (60) days, the resigning or removed Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Preference Shares and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

        Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

        Section 5.05. Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Preference Shares, the Depositary Shares or the Receipts are listed or by the Memorandum of Association (including the applicable Certificate) to be furnished by the Company to holders of Preference Shares. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

        Section 5.06. Deposit of Preference Shares by the Company. The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Preference Shares if such Preference Shares are required to be registered under the provisions of the Securities Act and no registration statement is at such time in effect as to such Preference Shares.

        Section 5.07. Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable fees and expenses of counsel) that may arise out of or in connection with its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of negligence, bad faith or willful misconduct on the part of any such person or persons.

        Section 5.08. Fees, Charges and Expenses. No fees, charges and expenses of the Depositary or any Depositary's Agent hereunder or of any Registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in this Deposit Agreement. If, at the request of a holder of a Receipt, the Depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder, such holder or other person will be liable for such fees, charges and expenses. All other fees, charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid from time to time upon consultation and agreement between the Depositary and the Company as to the amount and nature of such fees, charges and expenses.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

        Section 6.01. Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose or increase any fees, taxes or charges payable by holders of Receipts (other than taxes and other governmental charges, fees and other expenses payable by holders pursuant to the terms hereof or of the Receipts), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of ninety (90) days after notice of such amendment shall have been given to the record holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.03, 2.06 and 2.07 and Article III, of any owner of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the Preference Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

        Section 6.02. Termination. Whenever so directed by the Company, the Depositary will terminate this Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time sixty (60) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.

        If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except as provided below and that the Depositary shall continue to collect dividends and other distributions pertaining to Preference Shares, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Preference Shares and any money and other property represented by Receipts, without liability for interest thereon, upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Preference Shares then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold in a segregated account the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts that have not heretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and 5.08. In the event this Deposit Agreement is terminated, the Company hereby agrees to use its best efforts to list the underlying Preference Shares on the New York Stock Exchange, Inc.

                                   ARTICLE VII

                                  MISCELLANEOUS

        Section 7.01. Counterparts. This Deposit Agreement may be executed by the Company and the Depositary in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the New York Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

        Section 7.02. Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

        Section 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

        Section 7.04. Notices. Any notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Company at Mintflower Place, 8 Par-la-Ville Road, Hamilton HM 08, Bermuda, or at any other place to which the Company may have transferred its principal executive office.

        Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

        Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

        Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a duly addressed letter confirming an earlier notice in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

        Section 7.05. Depositary's Agents. The Depositary may, with the approval of the Company which approval shall not be unreasonably withheld, from time to time appoint one or more Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may vary or terminate the appointment of such Depositary's Agents.

        Section 7.06. Holders of Receipts Are Parties. Notwithstanding that holders of Receipts have not executed and delivered this Deposit Agreement or any counterpart thereof, the holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions, and be entitled to all of the benefits, hereof and of the Receipts by acceptance of delivery of Receipts.

        Section 7.07. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

        Section 7.08. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

        IN WITNESS WHEREOF, Montpelier Re Holdings Ltd. and [        ] have duly
executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                           MONTPELIER RE HOLDINGS LTD.

Attest:

By:                                     By:
   ------------------------------          -------------------------------
                                           Authorized Officer

                                [               ]

Attest:

By:                                     By:
   ------------------------------          -------------------------------
                                           Authorized Signatory

                                                                       EXHIBIT A

DEPOSITARY RECEIPT
FOR
DEPOSITARY SHARES
EACH REPRESENTING [INSERT FRACTIONAL INTEREST] OF A SHARE OF
[         ] PREFERENCE SHARES

OF

MONTPELIER RE HOLDINGS LTD.

(a company incorporated and organized under the laws of Bermuda)

No.

        [         ] (the "Depositary") hereby certifies that [         ] is the
registered owner of [         ] Depositary Shares (the "Depositary Shares"),
each Depositary Share representing [insert fractional interest][         ]
Preference Shares, [   ] par value per share (the "Preference Shares"), of
Montpelier Re Holdings Ltd., a company incorporated and organized under the laws of Bermuda (the "Company"), and the same proportionate interest in any and all other property received by the Depositary in respect of such shares of Preference Shares and held by the Depositary under the Deposit Agreement, dated
as of [         ],200_ (the "Deposit Agreement"), among the Company, the
Depositary and all holders from time to time, of Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preference Shares represented thereby, including the dividend, voting, liquidation and other rights contained in the Certificate of Designations establishing the rights, preferences, privileges and limitations of the Preference Shares (the "Certificate"), copies of which are on file at the office of the Depositary at which at any particular time its business in respect of matters governed by the Deposit Agreement shall be administered, which at the time of the execution of
the Deposit Agreement is located at [                  ] (the "Corporate
Office").

        This Depositary Receipt ("Receipt") shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary by the signature of a duly authorized signatory and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized signatory.

THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED PREFERENCE SHARES. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE DESCRIPTION SET FORTH IN THIS RECEIPT, WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT. UNLESS EXPRESSLY SET FORTH IN THE DEPOSIT AGREEMENT, THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF

ANY PREFERENCE SHARES AT ANY TIME DEPOSITED WITH THE DEPOSITARY UNDER THE DEPOSIT AGREEMENT OR OF THE DEPOSITARY SHARES, AS TO THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS TO THE VALUE OF THE DEPOSITARY SHARES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE DEPOSITARY RECEIPTS IN AND TO THE DEPOSITARY SHARES.

        This Receipt is continued on the reverse hereof and the additional provisions therein set forth for all purposes have the same effect as if set forth at this place.

Dated:

[                     ],
as Depositary and Registrar

By:
   ----------------------------
    Authorized Signatory

                                [FORM OF REVERSE
                             OF DEPOSITARY RECEIPT]

        Depositary Receipts, of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement. The Deposit Agreement (copies of which are on file at the Corporate Office, the office maintained by the Depositary in the Borough of Manhattan, the City of New York which at the time of the execution of the Deposit Agreement is located at
[                ]   (the "New York Office") and at the office of any agent of
the Depositary) sets forth the rights of holders of Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made.

        The Company will furnish to any holder of this Receipt without charge, upon request addressed to its executive office, a full statement of the designation, relative rights, preferences and limitations of the shares of each authorized class, and of each class of preference shares authorized to be issued, so far as the same may have been fixed, and a statement of the authority of the Board of Directors of the Company to designate and fix the relative rights, preferences and limitations of other classes.

                               FORM OF ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers
unto [         ] the within Receipt and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and
appoints [         ] his attorney, to transfer the same on the books of the
within-named Depositary, with full power of substitution in the premises.

Dated:                         Signature:_______________________________________
                                         NOTE: The signature to this assignment
                                         must correspond with the name as
                                         written upon the face of the Receipt in
                                         every particular, without alteration or
                                         enlargement, or any change whatever.